Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for Its Second Quarter of Fiscal Year 2012

Company Reports 44th Consecutive Profitable Quarter, Record Revenue for Integration Products

AUSTIN, TEXAS – January 24, 2012 – Pervasive Software® Inc. (NASDAQ: PVSW), a global leader in cloud-based and on-premises data innovation, today announced financial results for the second quarter ending December 31, 2011.

For the second quarter ended December 31, 2011:

•	Revenue was $11.9 million, consistent with updated expectations communicated on January 16, 2012, and compared to $11.7 million for the second quarter of last fiscal year.

•

Net income was $0.5 million, or $0.03 diluted earnings per share, consistent with updated expectations communicated on January 16, 2012, and compared to net income of $0.4 million, or $0.03 diluted earnings per share, for the second quarter of last fiscal year.

•

On a non-GAAP basis, as described below, Pervasive realized net income of $0.8 million, or $0.05 diluted earnings per share, consistent with updated expectations communicated on January 16, 2012, and compared to net income of $0.8 million, or $0.05 diluted earnings per share, in the second quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

Pervasive continued to generate positive cash flow from operations with approximately $2.3 million in the second quarter, ending the quarter with approximately $41.3 million in cash and marketable securities. Pervasive acquired approximately 82,000 shares of Pervasive common stock on the open market at a total cost of approximately $0.5 million, or approximately $6.12 weighted average price per share, during the quarter ended December 31, 2011. The company has approximately $2.6 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in July 2010. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice. Issued and outstanding shares of common stock as of December 31, 2011 totaled approximately 16.2 million.

“We executed well in the December quarter, which represents our 44th consecutive quarter of profitability,” said John Farr, president and CEO, Pervasive Software. “I’m particularly pleased that our core integration products team once again grew year over year quarterly revenue, as it has now done for nine consecutive quarters, and in doing so has achieved a new record for quarterly revenue from our integration products and services in the December quarter. Integration revenue represented approximately 43% of our total revenue in the December quarter. Our balance sheet continues to be incredibly strong with over $41 million in cash and marketable securities, a new record deferred revenue balance of $8.1 million and no debt. Going forward, we remain committed to profitability while also continuing our strategic investments both in our core database and integration product lines as well as in our emerging Cloud and Big Data-focused businesses.”

Business Outlook

As previously stated in guidance provided on January 16, 2012, Pervasive expects revenue for the third fiscal quarter ending March 31, 2012, to be in the range of $11.5 million to $12.5 million and GAAP-basis diluted earnings per share of $0.01 to $0.04, compared to $12.1 million revenue and $0.05 diluted earnings per share for the March quarter of the previous fiscal year.

GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense representing approximately $0.6 million, pre-tax, in the third quarter of fiscal year 2012. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.03 to $0.06 in the March quarter, compared to $0.06 non-GAAP diluted and fully taxed earnings per share for the March quarter of the previous fiscal year.

Regularly Scheduled Earnings Release Conference Call – January 24, 2012

Pervasive will provide the full financial results for its second quarter ending December 31, 2011 in its regularly scheduled earnings release conference call on January 24, 2012 at 5:00 p.m. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 973-200-3975 (international). The conference name is “Pervasive Software Inc.” The conference call may also be accessed live over the Web at http://investor.pervasive.com/events.cfm. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot attend the live broadcast, a replay will be available 8:00 P.M. Eastern, Tuesday, January 24, to midnight, Tuesday, January 31, by dialing 855-859-2056 (toll-free) or 404-537-3406 (international), and selecting Conference ID 39317338. Additionally, the Webcast will be archived on Pervasive’s Web site at http://investor.pervasive.com/events.cfm.

About Pervasive Software

Pervasive is a global data innovation leader, delivering software to manage, integrate and analyze data, in the cloud or on-premises, throughout the entire data lifecycle. Pervasive products deliver value to tens of thousands of customers worldwide, often embedded within partners’ software, with breakthrough performance, flexibility, reliability and return on investment. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP Measures to Non-GAAP” and “Reconciliation of Forward-Looking Guidance.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the third quarter ending March 31, 2012, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the fiscal quarter ended September 30, 2011. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,142	$8,280
Marketable securities	32,151	30,226
Trade accounts receivable, net	7,460	8,374
Deferred tax assets, net	1,083	944
Prepaid expenses and other current assets	1,593	1,602

Total current assets	51,429	49,426

Property and equipment, net	1,380	1,322

Purchased intangibles	1,349	1,613
Goodwill	38,508	38,508
Deferred tax assets, net	1,900	1,833
Other assets	368	483

Total assets	$94,934	$93,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,661	$5,654
Deferred revenue	8,107	7,757

Total current liabilities	13,768	13,411

Stockholders’ equity	81,166	79,774

Total liabilities and stockholders’ equity	$94,934	$93,185

Pervasive Software Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	December 31		December 31
	2011	2010	2011	2010
Revenues:
Product licenses	$7,229	$7,119	$14,846	$13,773
Services and other	4,651	4,538	8,761	8,875

Total revenue	11,880	11,657	23,607	22,648

Costs and expenses:
Cost of product licenses	349	354	717	659
Cost of services and other	1,491	1,242	2,848	2,444
Sales and marketing	4,933	5,316	9,865	9,919
Research and development	3,033	2,845	6,119	5,704
General and administrative	1,526	1,318	3,279	2,584

Total costs and expenses	11,332	11,075	22,828	21,310

Operating income	548	582	779	1,338

Interest and other income, net	18	14	34	24
Income tax provision	(60)	(174)	(124)	(437)

Net income	$506	$422	$689	$925

Diluted earnings per share	$0.03	$0.03	$0.04	$0.06

Shares used in computing diluted earnings per share	16,151	15,894	16,211	16,024

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended December 31		Six months ended December 31
	2011	2010	2011	2010
Cash from operations
Net income	$506	$422	$689	$925
Adjustments to reconcile net income to net cash provided by operations:
Depreciation & amortization	327	336	684	671
Non-cash stock compensation expense	468	431	913	866
Non-cash changes in deferred tax assets	(255)	(791)	(206)	(517)
Other non-cash adjustments	—	49	—	156
Changes in current assets and liabilities:
Trade accounts receivable	440	(570)	907	(678)
Prepaid expenses and other current assets	(101)	566	231	579
Accounts payable and accrued liabilities	268	1,290	(692)	840
Deferred rent and lease related accruals	308	(97)	616	(196)
Deferred revenue	307	(93)	359	376

Net cash provided by operations	2,268	1,543	3,501	3,022

Cash from investing activities
Purchase of property and equipment	(124)	(196)	(482)	(345)
Sales and purchases of marketable securities, net	2,514	(2,953)	(1,916)	4,331
Decrease in other assets	2	8	4	18

Net cash provided by (used in) investing activities	2,392	(3,141)	(2,394)	4,004

Cash from financing activities
Proceeds from exercise of stock options	97	236	488	407
Acquisition of treasury stock	(505)	(308)	(693)	(6,286)

Net cash used in financing activities	(408)	(72)	(205)	(5,879)

Effect of exchange rate on cash and cash equivalents	(30)	(28)	(40)	45

Increase (decrease) in cash and cash equivalents	4,222	(1,698)	862	1,192
Cash and cash equivalents at beginning of period	4,920	9,976	8,280	7,086

Cash and cash equivalents at end of period	$9,142	$8,278	$9,142	$8,278

About Non-GAAP Financial Measures

The company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the company’s core business operational performance. The company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to acquisitions and stock-based compensation related to employee stock options.

The company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods. And second, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP, and therefore the company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisition of assets of ChanneLinx, Inc. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The company has incurred stock-based compensation expense as determined under ASC 718 (formerly SFAS 123R) for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock-based compensation is a non-cash charge, the company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue-generating operations relative to prior periods (including prior periods following the adoption of ASC 718, formerly SFAS 123R). Finally, the company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement, and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2011	2010	2011	2010
	Net Income	Net Income	Net Income	Net Income
GAAP	$506	$422	$689	$925
Amortization of intangible assets—cost of product licenses	130	130	260	260
Stock-based compensation—cost of services and other	15	11	29	22
Stock-based compensation—sales and marketing expense	148	132	281	266
Stock-based compensation—research and development expense	75	61	149	127
Stock-based compensation—general and administrative expense	229	227	453	451
Income tax adjustment for non-GAAP	(334)	(219)	(550)	(408)

Non-GAAP	$769	$764	$1,311	$1,643

GAAP net income per share—diluted	$0.03	$0.03	$0.04	$0.06

Non-GAAP net income per share—diluted	$0.05	$0.05	$0.08	$0.10

Shares used to compute GAAP net income per share—diluted	16,151	15,894	16,211	16,024

Shares used to compute non-GAAP net income per share—diluted	16,514	16,430	16,556	16,614

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings per Share Range Three months ended March 31, 2012
GAAP expectation	$0.01	$0.04

Adjustment to exclude amortization of purchased intangibles	*	*

Adjustment to exclude stock-based compensation expense	$0.02	$0.02

Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.03	$0.06

*	rounds to zero